    As filed with the Securities and Exchange Commission on August 9, 1996
                                                      REGISTRATION NO. 333-_____
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                             ____________________

                              HEALTH IMAGES, INC.

            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                              58-1485618
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)
                              8601 Dunwoody Place
                                 Building 200
                            Atlanta, Georgia 30350
                                (770) 587-5084

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          ROBIN EUBANKS MURRAY, ESQ.
                                Vice President,
                         General Counsel and Secretary
                              Health Images, Inc.
                              8601 Dunwoody Place
                                 Building 200
                            Atlanta, Georgia  30350
                                (770) 587-5084

               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)
                             ____________________

                         Copies of Communications to:
                           GABRIEL DUMITRESCU, ESQ.
                      Powell, Goldstein, Frazer & Murphy
                                Sixteenth Floor
                          191 Peachtree Street, N.E.
                            Atlanta, Georgia  30303
                                (404) 572-6600

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                              ____________________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
Title of each class of       Amount to be registered      Proposed maximum       Proposed maximum aggregate         Amount of
 securities to be                                      offering price per unit       offering price (1)        registration fee (1)
 registered                                                      (1)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par           708,000 Shares                 $10.00                   $7,080,000                  $2,443
 value
- ------------------------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series        708,000 Rights
 B Participating Preferred
 Stock (2)
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's common stock, $.01 par value per share (the "Common Stock"), on August 5, 1996 as reported by the New York Stock Exchange.
(2) The Rights, which will be attached to the shares of Common Stock being registered hereby, if issued, will be issued for no additional consideration and, therefore, no additional registration fee is required.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  P R O S P E C T U S
  -------------------
                                 708,000 SHARES

                              HEALTH IMAGES, INC.

                                  COMMON STOCK


                              ____________________



     This Prospectus relates to 708,000 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of Health Images, Inc. (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Sale of Shares."

     The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholders" and "Sale of the Shares."

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company in will bear all expenses incurred connection with the registration and sale of the Shares being offered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. See "Selling Shareholders" and "Sale of Shares."

     The Common Stock is listed on the New York Stock Exchange. On August 5, 1996, the last reported sale price of the Common Stock of the Company reported on the New York Stock Exchange was $10.00 per share.

                              ____________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
         SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ____________________

               The date of this Prospectus is ___________, 1996.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the Shares to be sold pursuant to this offering.

    As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

    CERTAIN DOCUMENTS PREVIOUSLY FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." COPIES OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED UPON REQUEST TO THE SECRETARY, HEALTH IMAGES, INC., 8601 DUNWOODY PLACE, BUILDING 200, ATLANTA, GEORGIA 30350 (TELEPHONE:
(770) 587-5084).

    The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, as well as the Registration Statement, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

                                  THE COMPANY

    The Company is a leading provider of diagnostic imaging services and the largest independent operator of magnetic resonance imaging ("MRI") centers in the United States. MRI is considered the premier diagnostic modality for cross-sectional imaging of human tissue. The Company operates 49 freestanding imaging centers in 13 states in the United States and four in the United Kingdom. The Company offers MRI services at all of its imaging centers. In addition, the Company provides computerized tomography services at 17 of its centers, x-ray services at 17 centers, ultrasound services at 15 centers, mammography services at 12 centers, fluoroscopy at five centers and nuclear medicine at six centers.

    The Company was incorporated in 1982 as a Florida corporation and changed its state of incorporation to Delaware in 1989. The Company's executive offices are located at 8601 Dunwoody Place, Building 200, Atlanta, Georgia 30350, and its telephone number is (770) 587-5084. Unless the context indicates otherwise, all references to the Company include the Company's subsidiaries and the limited partnerships controlled by the Company.

                            PRO FORMA FINANCIAL DATA

        The unaudited pro forma statement of operations for 1995 presented below gives effect to the acquisition by the Company in April, 1995, of 15 multi-modality imaging centers from MedAlliance, Inc. (the "MedAlliance Centers Acquisition") and the related financings on a consolidated basis as if they had occurred on January 1, 1995. The pro forma statement of operations is for informational purposes only, does not purport to represent what results of operations would have been if the MedAlliance Centers Acquisition had in fact occurred on January 1, 1995, and is not intended to project the Company's results of operations for any future period.

                     HEALTH IMAGES, INC. AND SUBSIDIARIES
                    MEDALLIANCE IMAGING CENTERS ACQUISITION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                              HISTORICAL
                                                HISTORICAL    MEDALLIANCE
                                                  HEALTH        IMAGING      PRO FORMA
                                               IMAGES, INC.     CENTERS     ADJUSTMENTS   NOTES   PRO FORMA
                                               -------------  ------------  ------------  -----  -----------
                                                                        (UNAUDITED)
  Total Net Revenue..........................   $   115,536   $    11,513                        $   127,048
  Cost and Expenses
   Operating Costs...........................        69,319         5,901           363       1       75,220
   Depreciation and Amortization.............

   Expenses..................................        17,580         2,070           (65)      2   19,947,500
   Provision for Bad Debts...................         4,646           440                              5,086
   General and Administrative Expenses.......         8,504         1,066                              9,570
  Total Operating Expenses...................       100,049         9,477                            109,824
                                                -----------       -------       ---------        -----------
  Operating Income...........................        15,487         2,036          (298)              17,224
  Other Income...............................           127            82           210
  Interest Expense...........................        (3,727)         (592)         (591)      3        4,910
   Income from Continuing Operations
     Before Minority Interest and
     Provision for Income Taxes..............        11,887         1,526          (889)              12,524
   Minority Interest in Income of
     Consolidated Entities...................           606           200            --                  806
     Income from Continuing Operations
        Before Provision for Income
        Taxes................................        11,281         1,326          (889)              11,718
   Provision for Income Taxes................         4,390            --           170       4        4,560
                                                -----------     ---------      --------          -----------
  Net Income from Continuing Operations......   $     6,891   $     1,326     $   1,059          $     7,158
                                                -----------     ---------      --------          -----------
  Primary and Fully Diluted Loss Per
   Share from Continuing Operations..........         $0.59                                            $0.62
  Average Shares Outstanding--Primary........    11,582,700                                       11,582,700
  Average Shares Outstanding--Fully Diluted..    11,651,100                                       11,651,100
  ------------------------

  1. To record additional amortization expense for goodwill and loan acquisition costs associated with acquisition. The amortization period used for goodwill is 20 years and the amortization period used for loan acquisition costs is six years. Pro forma goodwill amortization expense includes one month of amortization expense related to goodwill associated with the $6,241,600 net earnout payment which was resolved on December 1, 1995. Including goodwill amortization expense related to the earnout payment, total amortization expense related to the MedAlliance Centers Acquisition will approximate $143,400 a month or $1,720,500 a year for future periods.
  2. To record adjustment to depreciation expense for fair market value adjustment to assets acquired.
  3. To record additional interest expense on borrowings used to finance the acquisition. The interest rate used is the current rate on the Company's primary credit facility (prime minus 0.5%).
  4. To record additional income taxes at the acquiror's effective tax rate.

                              SELLING SHAREHOLDERS

        The 708,000 Shares to which this Prospectus relates are subject to options and warrants (the "Options") held by the Selling Shareholders. The Company and the Selling Shareholders have entered into a Registration Agreement (the "Registration Agreement") pursuant to which the Company has agreed to register the Shares for resale by or for the accounts of the Selling Shareholders from time to time upon the exercise of the Options. Pursuant to the Registration Agreement, the Company has filed the Registration Statement of which this prospectus is a part with the Commission, and the Company has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all of the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer required to be registered for the resale thereof by the Selling Shareholders. The Shares constitute 6.2% of the currently outstanding shares of Common Stock of the Company. The Selling Shareholders and the number of shares of Common Stock for which each has Options as of July 15, 1996 are as follows:

                                 BENEFICIAL OWNERSHIP                 BENEFICIAL OWNERSHIP
                                PRIOR TO OFFERING/(1)/                 AFTER OFFERING/(1)/
                             -------------------------               ------------------------
                                           PERCENT OF   SHARES/(2)/              PERCENT OF
                                SHARES       SHARES        TO BE     SHARES TO     SHARES
            NAME                 OWNED    OUTSTANDING      SOLD      BE OWNED   OUTSTANDING
           -----               ---------  ------------  -----------  ---------  ------------
Willis A. Wilson                       0       *             50,000          0       *
Jack O. Greenberg, M.D.           17,416       *              3,000     15,000       *
James P. Gelhard                  29,620       *             13,000     16,620       *
Marc I. Raphaelson, M.D.          25,273       *             13,000     12,273       *
Michael R. Scott                 109,986       *             70,000     39,986       *
Sandra K. Brum                   107,140       *             50,000     57,140       *
Stephen P. Grahek, M.D.           46,161       *             30,000     16,161       *
Stuart B. Strasner, Sr.            2,416       *              3,000          0       *
William E. Whitesell, Ph.D.       46,083       *             13,000     33,083       *
Robert L. Taylor                   5,058       *              3,000      3,975       *
Robert D. Carl, III            1,038,854      8.3%          460,000    578,854      5.1%
                                                            =======
                                                            708,000

________________________

  * Less than 1%

  /(1)/ Includes all shares subject to options and warrants (including the Options) which are currently exercisable or which will become exercisable within 60 days after July 15, 1996 as follows: Mr. Wilson, 50,000; Dr. Greenberg, 2,416; Mr. Gelhard, 13,000; Dr. Raphaelson, 14,083; Mr. Scott, 109,986; Ms. Brum, 105,536; Dr. Grahek, 30,000; Mr.
        Strasner, 2,416; Dr. Whitesell, 14,083; Mr. Taylor 4,083; and Mr. Carl, 508,958.

  /(2)/ Includes Shares that are subject to Options that become exercisable more than 60 days following July 15, 1996 as follows: Dr. Greenberg, 3,584; Dr. Raphaelson, 1,917; Mr. Scott, 29,514; Ms. Brum, 29,514; Mr. Strasner 3,584; Dr. Whitesell, 1,917; Mr. Taylor, 1,917; and Mr. Carl, 76,042.

  /(3)/ Assuming all Shares offered hereby are sold pursuant to this Prospectus.

                               SALE OF THE SHARES

    The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the open market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

    The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under Securities Act.

                                 LEGAL MATTERS

    A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Joseph Decosimo and Company, Atlanta, Georgia, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of MedAlliance Imaging Centers (a division of MedAlliance, Inc.) contained in Form 8-K/A dated June 30, 1995 (Commission File No. 1-11654) have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents or portions thereof, filed by the Company with the Commission under the Exchange Act (File No. 1-11654), are incorporated herein by reference.

      (a) Annual Report on Form 10-K for the year ended December 31, 1995;

      (b)  Current Report on Form 10-Q for the quarter ended March 31, 1996;

      (c) The description of the Company's Common Stock contained in the Company's Form 8-A dated January 11, 1993; and

      (d) The financial statements of MedAlliance Imaging Centers (a division of MedAlliance, Inc.) contained in the Company's Form 8-K/A dated June 30, 1995.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

      Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

                   _________________________________________


  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                   _________________________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Registration fee to the Securities
        and Exchange Commission .......................... $ 2,443
       Accounting fees and expenses ......................   5,000
       Legal fees and expenses............................  10,000
                                                           -------
       Miscellaneous expenses.............................   2,000
                                                           -------
             Total........................................ $19,443
                                                           =======


       The foregoing items, except for the Securities and Exchange Commission registration fee additional listing fee, are estimated. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

       Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Registrant's Bylaws provide for indemnification of officers and directors of the Registrant and persons serving at the request of the Registrant in such capacities of other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Registrant or such other business organizations.

       The Registrant's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

    The Registrant has entered into an Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers. The Indemnification Agreement sets forth certain procedural matters relating to indemnification, including the manner in which an indemnified party may make a claim and the right of an indemnified party to court adjudication of his or her claim if indemnification is denied by the Registrant.

    The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

  ITEM 16.  EXHIBITS.

  Exhibit
  Number     Description
  ------     -----------

  4(a) Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on March 9, 1990.(1)

  4(b)      Restated Bylaws of Registrant.(2)

  4(c) Form of Indenture between the Registrant and The Provident Bank, Cincinnati, Ohio, as trustee.(3)

  4(e) Successor Rights Agreement between the Registrant and First Union National Bank of North Carolina as Successor Rights Agent dated as of September 1, 1992.(4)

  5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

  23(a)     Consent of Joseph Decosimo and Company.

  23(b)     Consent of Deloitte & Touche LLP.

  23(c) The consent of Powell, Goldstein, Frazer & Murphy is contained in its opinion filed as Exhibit 5 hereto.

  24        Power of Attorney (see the signature page to this Registration
            Statement).

  99 Form of Registration Agreement by and among the Registrant and the Selling Shareholders.

  ____________________

  (1) Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989. (File No. 0-14746)

  (2) Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989. (File No. 0-14746)

  (3) Incorporated herein by reference to exhibit of same number of Amendment No. 2 to Registrant's Registration Statement on Form S-2 filed June 14, 1990. (Reg. No. 33-34161)

  (4) Incorporated herein by reference to exhibit of same number of Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992. (File No. 0-14746)

  ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply
            -----------------
  if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Atlanta, State of Georgia, on August 7, 1996.

                                   HEALTH IMAGES, INC.


                                   By:/S/ Robert D. Carl, III
                                   -------------------------------------
                                   Robert D. Carl, III
                                   Chairman, President and Chief
                                   Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ROBERT D. CARL, III and ROBIN EUBANKS MURRAY, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

    SIGNATURES                 TITLE                                   DATE
    ----------                 -----                                  -----



/S/ Robert D. Carl, III        Chairman of the Board,            August 7, 1996
- ----------------------------   President and Chief
Robert D. Carl, III            Executive Officer


/S/ Anthony T. Prescott        Senior Executive Vice             August 7, 1996
- ----------------------------   President, Chief Operating
Anthony T. Prescott            Officer and Director



/S/ Ron L. Clark, Jr.          Treasurer and Controller          August 7, 1996
- ----------------------------   (Principal Financial and
Ron L. Clark, Jr.              Accounting Officer)


/S/ Marc I. Raphaelson, M.D.         Director                    August 7, 1996
- ----------------------------
Marc I. Raphaelson, M.D.


/S/ William E. Whitesell, Ph.D.      Director                    August 7, 1996
- ----------------------------
William E. Whitesell, Ph.D.


/S/ Jack O. Greenberg, M.D.          Director                    August 7, 1996
- ----------------------------
Jack O. Greenberg, M.D.


/S/ Robert L. Taylor                 Director                    August 7, 1996
- ----------------------------
Robert L. Taylor


/S/ Stuart B. Strasner, Sr.          Director                    August 7, 1996
- ----------------------------
Stuart B. Strasner, Sr.

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number       Description                                                 Page
- ---------    -----------                                                 ----


  4(a) Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on March 9, 1990.(1)

  4(b)     Restated Bylaws of Registrant.(2)

  4(c) Form of Indenture between the Registrant and The Provident Bank, Cincinnati, Ohio, as trustee.(3)

  4(e) Successor Rights Agreement between the Registrant and First Union National Bank of North Carolina as Successor Rights Agent dated as of September 1, 1992.(4)

  5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

  23(a)    Consent of Joseph Decosimo and Company.

  23(b)    Consent of Deloitte & Touche LLP.

  23(c) The consent of Powell, Goldstein, Frazer & Murphy is contained in its opinion filed as Exhibit 5 hereto.

  24 Power of Attorney (see the signature page to this Registration Statement).

  99 Form of Registration Agreement by and among the Registrant and the Selling Shareholders

  ____________________

  (1) Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989. (File No. 0-14746)

  (2) Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989. (File No. 0-14746)

  (3) Incorporated herein by reference to exhibit of same number of Amendment No. 2 to Registrant's Registration Statement on Form S-2 filed June 14, 1990. (Reg. No. 33-34161)

  (4) Incorporated herein by reference to exhibit of same number of Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992. (File No. 0-14746)

                                      II-9